UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2018
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
66 Bovet Road, Suite 100
San Mateo, California, 94402
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 343-9300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.
On April 20, 2018, Sunset & Gardner Investors, LLC, a joint venture in which Strategic Realty Trust, Inc. (the “Company”) is a member (the “Joint Venture”), entered into a letter agreement (the “Letter Agreement”) effective as of April 18, 2018 with Buchanan Mortgage Holdings LLC (the “Lender”) pursuant to the Lender and the Joint Venture agreed to extend the outside date for the Joint Venture to satisfy its obligations under Section 1e(iii) of the Second Amendment (as defined in the Letter Agreement) to April 24, 2018.  Borrower satisfied such obligations by making a $1.0 million mandatory principal paydown to Lender on April 23, 2018.  This amount is to be applied to the outstanding principal balance of the existing loan provided by the Lender to the Joint Venture for the financing of the development of certain real property owned by the Joint Venture.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: April 25, 2018	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer